Exhibit 99.2

	CONTACT:	Loren K. Jensen
Chief Financial Officer
TUESDAY MORNING CORPORATION
972/934-7299

FOR IMMEDIATE RELEASE

Laurey Peat
LAUREY PEAT + ASSOCIATES
214/871-8787

TUESDAY MORNING CORPORATION AND LIZ CLAIBORNE, INC.

AMICABLY RESOLVE DISPUTE

DALLAS, TX – October 21, 2004 — Tuesday Morning Corporation (NASDAQ: TUES) jointly announced with Liz Claiborne, Inc. that they have amicably resolved all matters in dispute between them in litigation filed in the United States District Court for the Northern District of Texas.  The parties shall have no further comment regarding the litigation or the resolution thereof.

About Tuesday Morning

Tuesday Morning is the leading closeout retailer of upscale, decorative home accessories and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 641 stores in 43 states during periodic “sale events.” Tuesday Morning is nationally known for bringing its more than 7.0 million loyal customers a treasure hunt of high-end, first quality, brand name merchandise at prices 50% to 80% below department and specialty stores and catalogues.

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